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Exhibit 23

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        As independent petroleum engineers, we hereby consent to the use of our reports and to all references to our firm included in or made a part of the First Amended Form 10-KSB for the year ended October 31, 2002 for Seven J Stock Farm, Inc.

HUDDLESTON & CO., INC.
By:	/s/ PETER D. HUDDLESTON Peter D. Huddleston, President

Houston, Texas
June 27, 2003

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CONSENT OF INDEPENDENT PETROLEUM ENGINEERS